Registration No. 333-_________

 As filed with the U.S. Securities and Exchange Commission on December 31, 1997



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MEDIQ Incorporated
                               ------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                             51-0219413
-------------------------------                             -------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

             One MEDIQ Plaza
         Pennsauken, New Jersey                                   08110
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


                    MEDIQ Incorporated 1997 Stock Option Plan
                    -----------------------------------------
                            (Full title of the plan)

                               Alan Einhorn, Esq.
                                 General Counsel
                               MEDIQ Incorporated
                                 One MEDIQ Plaza
                          Pennsauken, New Jersey 08110
                                 (609) 662-3200
                   -------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)


                                   Copies to:

                          F. Douglas Raymond, III, Esq.
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496

========================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
  Title of Securities         Amount to be          Proposed Maximum        Proposed Maximum            Amount of
   to be Registered           Registered(1)        Offering Price Per      Aggregate Offering        Registration Fee
                                                        Share(2)                Price(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par                431,125             $8.0625                 $3,475,945.32
value $1.00 per                    8,000             $8.125                  $   65,000.00
share                            460,875             $11.09375               $5,112,832.04
------------------------------------------------------------------------------------------------------------------------
    TOTAL                        900,000                                     $8,653,777.36                   $2,552.87
========================================================================================================================



(1) Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the 1997 Stock Option Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed upon the price of which such options may be exercised. As to remaining shares, the price and fee are computed based upon the price at which such options may be exercised. As to remaining shares, the price and fees are computed based upon $11.09375, the average of the highest and lowest selling prices of the Registrant's Common Stock on December 29, 1997 as reported by the American Stock Exchange.





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

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
        (Not required to be filed as part of this Registration Statement)



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents which have been filed by MEDIQ Incorporated (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) the Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed on December 23, 1997;

     (b) the description of the Company's Common Shares contained in the Registration Statement on Form 8-A dated June 8, 1993 and filed on June 10, 1993 by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

     (c) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 23, 1997.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. The Delaware Act generally does not eliminate or limit the liability of a director in certain circumstances, including for any breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

     The Company's By-Laws generally provide for the indemnification of the Company's directors, officers, employees and agents to the full extent authorized by Delaware General Corporation law against expenses and various other costs incurred in connection with any legal action if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and, with respect to criminal actions, had reasonable cause to believe his or her conduct was not unlawful. The Company's By-Laws also provide for indemnification of directors, officers and employees under certain circumstances in the case of third-party and derivative actions. The Company may advance an indemnified party certain expenses incurred in defending an action, which must be repaid by the individual if it is ultimately determined he or she is not entitled to indemnification. The Company has purchased directors and officers liability insurance insuring its directors and officers against liabilities incurred in their capacities as directors and officers.

     The Company's 1987 Stock Option Plan (the "1987 Plan") provides that the Company will indemnify and hold harmless each member of the 1987 Plan's Committee and each other Director or employee of the Company to whom any duty or power relating to the administration or interpretation of the 1987 Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the 1987 Plan, unless arising out of such person's own fault or bad faith.

     The Company's 1997 Stock Option Plan (the "1997 Plan") provides that the Company will indemnify each member of the 1997 Plan's Committee and each director against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such act or, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement and shall supersede the applicable exhibits filed with the original Registration Statement or any amendment thereto.

        Exhibit 4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K filed on January 12, 1996).

        Exhibit 4.2 By-Laws (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K filed on January 12, 1996).

        Exhibit 4.3 MEDIQ Incorporated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.7(a) to Annual Report on Form 10-K filed on December 23, 1997).

        Exhibit 5 Consent of Drinker Biddle & Reath LLP (counsel to the Registrant).

        Exhibit 23    Consent of Deloitte & Touche LLP (Independent Auditors).

        Exhibit 24    Powers of Attorney -- see Signature Page.

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the 1933
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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



                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pennsauken, New Jersey on this 29th day of December, 1997.

                                                    MEDIQ INCORPORATED

                                                    By: /s/ Jay Kaplan
                                                        -----------------------
                                                        Jay Kaplan
                                                        Chief Financial Officer

     Each person whose signature appears below hereby constitutes and appoints Thomas E. Carroll or Jay Kaplan as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                           Title                               Date
       ---------                           -----                               ----
/s/ Thomas E. Carroll                      Chief Executive                     December 29, 1997
------------------------                   Officer, Director
Thomas E. Carroll                          (Principal Executive Officer)

/s/ Jay Kaplan                             Chief Financial                     December 29, 1997
------------------------                   Officer, (Principal
Jay Kaplan                                 Financial and
                                           Accounting Officer)

/s/ Michael J. Rotko                       Chairman of the                     December 26, 1997
------------------------                   Board of Directors
Michael J. Rotko


/s/ Michael F. Sandler                     Director                            December 29, 1997
------------------------
Michael F. Sandler

/s/ Mark S. Levitan                        Director                            December 28, 1997
------------------------
Mark S. Levitan

------------------------
Sheldon M. Bonovitz                        Director                            --

------------------------
H. Scott Miller                            Director                            --

------------------------
Jacob A. Shipon                            Director                            --



                                  EXHIBIT INDEX


Exhibit No.       Description                                            Page
-----------       -----------                                            ----

Exhibit 5         Opinion of Drinker Biddle & Reath LLP,
                  counsel to the Registrant.                               8

Exhibit 23.1      Consent of Deloitte & Touche LLP
                  (Independent Auditors)                                   10

Exhibit 23.2      Consent of Drinker Biddle & Reath LLP
                  (included in Exhibit 5)

Exhibit 24        Powers of Attorney -- see Signature Page


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